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                              NORD RESOURCES CORPORATION

                          AMENDMENT NO. 1 TO TRUST AGREEMENT

                                         FOR

                              KEY EXECUTIVES AS RESTATED


         THIS AMENDMENT NO. 1 is entered into this lst day of December, 1995 by NORD RESOURCES CORPORATION, a Delaware corporation, as grantor (the "Company"), and National City Bank, Dayton, as trustee (the "Trustee",), under the following circumstances:

         A. The Company, as grantor, and the Trustee are parties to the Nord Resources Corporation Trust Agreement for Key Executives As Restated, dated July 7, 1995 (the "Trust"), established for the benefit of Edgar F. Cruft, Terence H. Lang, and Richard L. Steinberger (the "Beneficiaries"); and

         B. The Company and the Trustee desire by this Amendment No. I to amend Section 5.2 of the Trust captioned "Funding of Trust";

         NOW, THEREFORE, the Company and the Trustee agree as follows:

         1. Section 5.2 of the Trust shall be amended to read as set forth below:


         "5.2 Funding of Trust. The Trust shall be funded with respect to the Company's obligations under the Executive Agreements as follows: (i) on the date this Trust is established, the Company shall transfer and assign to the Trustee ownership of six life insurance policies issued by Provident Life & Accident Insurance Company, specifically, Policy Nos. 1275185 and 1275192, insuring the life of Edgar F. Cruft (the "Cruft Policies"); Policy Nos. 1275174 and 1275176 insuring the life of Terence H. Lang (the "Lang Policies"); Policy Nos. 1275177 and 1275180 insuring the life of Richard L. Steinberger (the "Steinberger Policies") (collectively, the "Life Insurance Policies"); (ii) the Company shall contribute to the Cruft Separate Account (as defined at Section 5.3(a)) $900,000 in cash on July 7, 1995, an additional $650,000 in cash on or before July 31, 1996, and an additional $650,000 in cash on or before July 31, 1997, provided, however, no such contribution shall be required if at the time of any such contribution the amount held in the Cruft Separate Account exceeds the amount determined under accepted actuarial principles to be necessary to fund fully the present value of the amount payable to Edgar F. Cruft under the Cruft Executive Agreement; (iii) the Company shall contribute to the Lang Separate Account (as defined at Section 5.3(a)) $200,000 in cash on or before December 31, 1995; (iv) thereafter and prior


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to a Potential Change of Control, the Company may deliver to the Trustee additional contributions of cash and property as the Company shall from time to time determine, and (v) upon the occurrence of a Potential Change of Control, such additional cash or property determined under accepted actuarial principles to be necessary to fund fully the present value of the amounts payable to the Executives under the Executive Agreements in accordance with the Payment Schedules.,,

         2.   No other changes in the Trust are being made by this Amendment
No. 1.


         IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment No. 1 to be executed as of the date first set forth above.

                                       NORD RESOURCES CORPORATION

                                       By /s/Edgar F. Cruft
                                             --------------
                                             Edgar F. Cruft
                                             Chairman and President


                                       Attest /s/Karl A. Frydryk
                                                 ---------------
                                                 Karl A. Frydry/k
                                                 Secretary
                                                 "Company"


                                       NATIONAL CITY BANK, DAYTON


                                       By
                                          --------------------------
                                       Title
                                            ------------------------

                                                   "Trustee"